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                                                               (212) 838-8040
                                  June 15, 2000


Delcath Systems, Inc.
1100 Summer Street
Stamford, Connecticut 06905

Dear Sirs:

         We have acted as counsel to Delcath Systems, Inc., a Delaware corporation (the "Company") in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (i) 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), (ii) an additional 300,000 shares of Common Stock if the over-allotment option is exercised in full, (iii) 200,000 warrants to purchase Common Stock (the "Warrants") (iv) 200,000 shares of Common Stock underlying the Warrants and (v) any additional shares of Common Stock issued pursuant to Rule 462(b) of the Act.

         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that each share of Common Stock being offered, including shares which may be issued upon the exercise of the Warrants in accordance with their terms, has been duly and validly authorized for issuance and when issued as contemplated by the Registration Statement will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to us in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                        /s/ Morse, Zelnick, Rose & Lander, LLP
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                                            MORSE, ZELNICK, ROSE & LANDER, LLP